Exhibit 99.1

IGM Biosciences Announces First Quarter 2020 Financial Results and Provides Corporate Update

- Initial data from Phase 1 trial of IGM-2323 in relapsed/refractory non-Hodgkin’s lymphoma expected in the second half of 2020 -

- IND filing for IGM-8444 planned in 2020 -

- Collaboration with Atreca and BeiGene to discover, develop and manufacture novel antibody treatment for COVID-19 announced-

MOUNTAIN VIEW, Calif., May 7, 2020 – IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies, today announced its financial results for the first quarter ended March 31, 2020 and provided an update on recent developments.

“While these unprecedented times have presented many unique challenges, thanks to the hard work and dedication of the entire IGM team, we continue to make good progress ,” said Fred Schwarzer, Chief Executive Officer of IGM Biosciences. “Notably, we recently announced a collaboration with Atreca and BeiGene which will allow us to evaluate the potential of our novel IgM and IgA antibodies for the treatment of COVID-19. Beyond this exciting new program, we continue to expect initial data from our Phase 1 trial of IGM-2323 in relapsed/ refractory NHL in the second half of 2020, as well as the filing of an IND for IGM-8444 later this year.”

Recent Highlights and Pipeline Updates:

Collaboration with Atreca and BeiGene for COVID-19: In April 2020, IGM, Atreca, Inc., and BeiGene, Ltd. announced plans to collaborate to help address the COVID-19 pandemic. The companies will leverage their combined technology and expertise in an effort to discover, develop, and manufacture novel IgM and IgA antibodies targeting SARS-CoV-2 for the potential treatment of COVID-19. If research, manufacturing, and regulatory activities proceed very well, then the companies believe that an antibody may be ready to begin clinical testing in the first half of 2021.

IGM-2323

•

Phase 1 data expected in the second half of 2020: IGM continues to expect to report initial data from the Phase 1 trial evaluating IGM-2323 in patients with relapsed/ refractory B cell NHL, the first-in-human application of IGM’s engineered IgM antibody technology, in the second half of 2020.

IGM-8444

•	IGM-8444 data to be presented at the ASCO Annual Meeting. The poster, titled “IGM-8444 as a potent agonistic Death Receptor 5 (DR5) IgM antibody: Induction of tumor cytotoxicity, combination with chemotherapy and in vitro safety profile,” will be made available online via the ASCO20 Virtual Scientific Program beginning on Friday, May 29, at 8:00 a.m. ET.

•

IND filing in 2020: IGM continues to expect to file an IND with the FDA for IGM-8444 in 2020, initially for the treatment of patients with solid tumors. IGM-8444 is an IgM antibody targeting the Death Receptor 5 (DR5) protein, which is broadly expressed on a broad range of solid and hematologic malignancies.

IGM-7354

•

IND filing in 2021: IGM continues to expect to file an IND with the FDA for IGM-7354, the Company’s third clinical candidate, in 2021. IGM-7354 is a targeted IL-15 immune stimulating antibody which demonstrates another use of IGM’s novel J chain based bispecific technology. In this case, the immune stimulating IL-15 is displayed on the J chain of an anti-PD-L1 IgM antibody, which serves to display the immune stimulating IL-15 on the surface of PD-L1 positive cells, such as cancer cells.

First Quarter 2020 Financial Results:

•	Cash and Investments: Cash and investments as of March 31, 2020 were $219.0 million, compared to $236.6 million as of December 31, 2019.

•	Research and Development (R&D) Expenses: For the first quarter of 2020, R&D expenses were $14.6 million, compared to $5.9 million for the same period in 2019.

•	General and Administrative (G&A) Expenses: For the first quarter of 2020, G&A expenses were $4.0 million, compared to $1.4 million for the same period in 2019.

•	Net Loss: For the first quarter of 2020, net loss was $17.6 million, or a loss of $0.58 per share, compared with a net loss of $7.5 million, or a loss of $16.86 per share, for the same period in 2019.

•	Shares Outstanding: Weighted-average shares outstanding for the first quarter of 2020 were 30.5 million, compared to 0.4 million for the same period in 2019.

2020 Financial Guidance:

IGM reiterates its previously issued financial guidance which consisted of non-GAAP operating expenses for 2020 of approximately $75 - $85 million, excluding estimated non-cash stock-based compensation expense of approximately $8 million. Including non-cash stock-based compensation expense, IGM estimates GAAP operating expenses for 2020 of $83 - $93 million. IGM also expects to end 2020 with a balance of over $140 million in cash and investments.

About IGM Biosciences, Inc.

Headquartered in Mountain View, California, IGM Biosciences is a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies. Since 2010, IGM Biosciences has worked to overcome the manufacturing and protein engineering hurdles that have limited the therapeutic use of IgM antibodies. Through its efforts, IGM Biosciences has created a proprietary IgM technology platform for the development of IgM antibodies for those clinical indications where their inherent properties may provide advantages as compared to IgG antibodies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to IGM’s plans, expectations and forecasts and to future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding, the Company’s IgM technology platform, statements regarding the Company’s Phase 1 clinical trial of IGM-2323, including the timing of reporting initial data from the clinical trial, the timing of filing an IND for IGM-8444, the timing of filing an IND for IGM-7354, the Company’s future financial and operating performance, including its guidance for the full year 2020 and year end 2020 cash and investments balance, statements relating to the collaboration among IGM, Atreca and BeiGene, the possible nature and scope of any such collaboration, statements regarding the potential timing of clinical testing of an antibody for the potential treatment of COVID-19, and statements by IGM’s Chief Executive Officer. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially, including but not limited to: potential delays and disruption resulting from the COVID-19 coronavirus pandemic and governmental responses to the pandemic, including any future impacts to IGM’s operations, the manufacturing of its product candidates, the progression of its current clinical trials, enrollment in its current and future clinical trials and on the collaboration and related efforts; the risks that IGM, Atreca and/or BeiGene may ultimately decide to not pursue the collaboration, that one or more of them decide to leave the collaboration or that they do not reach agreement on the definitive terms and conditions of such collaboration; the risks that antibodies with the desired characteristics cannot be isolated from the COVID-19 patient samples obtained by Atreca, that any antibodies developed are not safe and effective in treating COVID-19 or that such antibodies are not safer and/or more effective than alternatives to treating or otherwise addressing COVID-19; the potential benefits of the collaboration and these efforts do not outweigh their costs; IGM’s early stages of clinical drug development; risks related to the use of engineered IgM antibodies, which is a novel and unproven therapeutic approach; IGM’s ability to advance product candidates into, and successfully complete, clinical trials on the timelines it projects; IGM’s ability to adequately demonstrate sufficient safety and efficacy of its product candidates; IGM’s ability to enroll patients in its ongoing and future clinical trials; IGM’s ability to successfully manufacture and supply its product candidates for clinical trials; IGM’s ability to accurately forecast future financial results in the current environment; IGM’s ability to obtain additional capital to finance its operations, if needed; uncertainties related to the projections of the size of patient populations suffering from the diseases IGM is targeting; IGM’s ability to obtain, maintain and protect its intellectual property rights; developments relating to IGM’s competitors and its industry, including competing product candidates and therapies; general economic and market conditions; and other risks and uncertainties, including those more fully described in IGM’s filings with the Securities and Exchange Commission (“SEC”), including IGM’s Annual Report on Form 10-K filed with the SEC on March 26, 2020, IGM’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020 and in IGM’s future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and IGM specifically disclaims any obligation to update any forward-looking statement, except as required by law.

IGM Biosciences, Inc.

Selected Statement of Operations Data

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development (1)	$14,583	$5,912
General and administrative (1)	3,990	1,445

Total operating expenses	18,573	7,357

Loss from operations	(18,573)	(7,357)
Other income (expense), net	949	(113)

Net loss	$(17,624)	$(7,470)

Net loss per share, basic and diluted	$(0.58)	$(16.86)

Weighted-average common shares outstanding, basic and diluted	30,491,463	443,118

(1) Amounts include stock-based compensation expense as follows:

Research and development	$666	$105
General and administrative	657	34

Total stock-based compensation expense	$1,323	$139

IGM Biosciences, Inc.

Selected Balance Sheet Data

(unaudited)

(in thousands)

	March 31, 2020	December 31, 2019
Cash and investments	$218,964	$236,607
Total assets	243,150	261,350
Accrued liabilities	3,031	3,305
Total liabilities	19,139	21,119
Accumulated deficit	(124,829)	(107,205)
Total stockholders’ equity	224,011	240,231

Contact:

Argot Partners

David Pitts

212-600-1902

igmbio@argotpartners.com